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EXHIBIT 3.2
                                   IMAGENETIX, INC.
                               (A Colorado Corporation)

                                 WARRANT CERTIFICATE

WARRANT NUMBER A-_____                            NUMBER OF WARRANTS:_________

               CLASS "A" WARRANT CERTIFICATE FOR THE PURCHASE OF SHARES
                        OF THE $.001 PAR VALUE COMMON STOCK OF
                                   IMAGENETIX, INC.

     FOR VALUE RECEIVED, Imagenetix, Inc. (the "Company"), a Colorado corporation, hereby certifies that, _________________________, the registered holder hereof, or registered assigns, (the "Holder") subject to the terms and conditions herein after set forth and at any time during the period beginning one year from the date hereof and ending December 31, 2004 is entitled to:

     1. Purchase shares of the Common Stock of the Company for each of the within Warrants exercised at a price of $3.00 per shares of such Common Stock (the "Warrant Price") or

     2. Convert these Warrants, in whole or in part, into that number of shares of Common Stock of the Company determined by dividing (a) the aggregate fair market value, as of the date of conversion, of the shares of Common Stock of the Company which would be issuable upon exercise of the Warrants to be converted minus the aggregate Warrant Price of the shares of Common Stock of the Company which would be issuable upon exercise of the Warrants by (b) the said fair market value of one share of the Common Stock of the Company.

     For the purposes of conversion of these Warrants, fair market value shall be the value determined in accordance with the following provisions:

          a. If the Common Stock of the Company is not at the time listed or admitted on any stock exchange but is traded on the Nasdaq National Market System or SmallCap Market or is quoted on the OTC Bulletin Board, the fair market value shall be the closing selling price per share of such common stock on the date in question, as such price is reported by the National Association of Securities Dealers through, in order of preference, the Nasdaq National Market System, the SmallCap Market, or the OTC Bulletin Board, or any successor system. If there is not closing selling price for such common stock on the date in question, then the fair market value shall be the closing selling price on the last preceding date for which such a quotation exists.

          b. If the common stock is at the time listed or admitted to trading on any stock exchange, the fair market value shall be the closing selling price per share of such common stock on the date in question on the stock exchange determined by the Board of Directors of The Company to be the primary market for such common stock, as such price is officially quoted in the composite tape of transaction on the exchange. If there is no closing selling price for such

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common stock on the date in questions then the fair market value shall be the closing selling price on the last preceding date for which such a quotation exists.

          c. If the common stock is at the time neither listed nor admitted to trading on any exchange nor traded on the Nasdaq National Market System nor the SmallCap Market, nor traded on the OTC Bulletin board, then such fair market value shall be determined by the Board of Directors of the Company after taking into account such factors as the Board of Directors of the Company shall deem appropriate.

     3. Upon exercise or conversion of these Warrants, the registered Holder hereof shall surrender to the stock transfer agent of the Company this Warrant Certificate together with the form of subscription attached hereto and, in the case of exercise of the Warrants, a certified check or bank draft payable to the order of the Company, or in the case of a conversion of the Warrants, written confirmation by a broker/dealer member of the National Association of Securities Dealers, Inc. of the fair market value of the shares of Common Stock of the Company determined in accordance with paragraph 2. above, on a date within three days prior to surrender of this Warrant Certificate to the stock transfer agent for conversion and the Conversion Form attached hereto specifying the number of shares of Common Stock of the Company the registered Holder claims to be entitled to be issued upon the conversion requested.

     4. In neither the case of exercise nor of conversion of the Warrants shall fractional shares of the Common Stock of the Company be issued.

     5. The Company covenants and agrees that all shares of Common Stock which may be delivered upon the exercise or conversion of this Warrant will, upon delivery, be free from all taxes, liens and charges with respect to the purchase thereof hereunder. This Warrant shall not be exercised nor converted by Holder in any state where such exercise would be unlawful such as a state in which the Company's Common Stock is not registered or qualified as the case requires.

     6. The Company agrees at all times to reserve or hold available a sufficient number of shares of its Common Stock to cover the number of shares issuable upon the exercise or conversion of this and all other Warrants of like tenor then outstanding.

     7. This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company, or to any other rights whatsoever except the rights herein set forth, and no dividend shall be payable to accrue in respect to this Warrant or the interest represented hereby, or the shares which may be acquired hereunder, until or unless, and except to the extent that this Warrant shall be exercised or converted, and the Common Stock which may be acquired upon exercise thereof shall become deliverable.

     8.   The Warrants are not redeemable nor cancellable by the Company.

     9. This Warrant is exchangeable upon the surrender hereof by the Holder to the Company for new Warrants of like tenor and date representing in the aggregate the right to acquire the number of shares which may be acquired hereunder, each of such new Warrants to

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represent the right to acquire such number of shares as many be designated by the registered Holder at the time of such surrender.

     10. The Company may deem and treat the Holder at any time as the absolute owner hereof for all purposes and shall not be affected by any notice to the contrary.

     11. The number of shares of Common Stock which may be acquired upon exercise or conversion of these Warrants and the Warrant Price shall be subject to adjustment from time to time as follows:

          a. If the Company shall at any time subdivide its outstanding shares of Common Stock by recapitalization, reclassification or split-up thereof, or if the Company shall declare a stock dividend or distribute shares of Common Stock to its stockholders, the number of shares of Common Stock which may be acquired upon exercise or conversion of this Warrant immediately prior to such subdivision shall be proportionately increased in each instance, and if the Company shall at any time combine the outstanding shares of Common Stock by recapitalization, reclassification or combination thereof, the number of shares of Common Stock which may be acquired upon exercise or conversion of this Warrant immediately prior to such combination shall be proportionately decreased in each instance.

          b. If the Company shall distribute to all of the holders of its shares of Common Stock any security (except as provided in the preceding paragraph) or other assets (other than a distribution made as a dividend payable out of earnings or out of any earned surplus legally available for dividends under the laws of the jurisdiction of incorporation of the Company), the Board of Directors shall be required to make such equitable adjustment in the Warrant Price in effect immediately prior to the record date of such distribution as may be necessary to preserve to the Holder of this Warrant rights substantially proportionate to those enjoyed hereunder by such Holder immediately prior to the happening of such distribution. Any such adjustment shall become effective as of the day following the record date for such distribution.

          c. Whenever the number of shares of Common Stock which may be acquired upon the exercise or conversion of this Warrant is required to be adjusted as provided herein, the Warrant Price shall be adjusted (to the nearest cent) in each instance by multiplying such Warrant Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of shares of Common Stock which may be acquired hereunder upon the exercise or conversion of the Warrants immediately prior to such adjustment, and (y) the denominator of which shall be the number of shares of Common Stock which may be acquired hereunder immediately thereafter.

          d. In case of any reclassification of the outstanding shares of Common Stock, other that a change covered by paragraph (1) above or which solely affects the par value of such shares of Common Stock, or in the case of any merger or consolidation of the Company with or into another corporation (other that a consolidation merger in which the Company is the continuing corporation and which does not result in any reclassification or capital reorganization of the outstanding shares of Common Stock), or in the case of any sale or conveyance to another

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corporation of the property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the Holder of this Warrant shall have the right thereafter (until the expirations of the respective rights of exercise or conversion of the Warrant) to receive upon the exercise or conversion thereof, using the same aggregate Warrant Price applicable hereunder immediately prior to such event, the kind and amount of shares of stock or other securities or property receivable upon such reclassification, capital reorganization, merger or consolidation, or upon the dissolution following any sale or other transfer, which a holder of the number of shares of Common Stock of the Company would obtain upon exercise or conversion of the Warrants immediately prior to such event; and if any classification also results in a change in shares of Common Stock covered by paragraph (1) above, then such adjustment shall be made pursuant to both paragraph (1) above and this paragraph (4). The provisions of this paragraph
(4) shall similarly apply to successive reclassifications, or capital reorganizations, mergers or consolidations, sales or other transfers.

          e. In case of the dissolution, liquidation or winding-up of the Company, all rights under any of the Warrants not theretofore exercised nor expired by their terms shall terminate on a date fixed by the Company, such date so fixed to be not earlier than the date of the commencement of the proceedings for such dissolution, liquidation or winding-up and not later than thirty (30) days after such commencement date. Notice of the termination of purchase or conversion rights shall be given to the registered Holder of this Warrant as the same shall appear on the books of the Company, by certified or registered mail at least thirty (30) days prior to such termination date.

          f. In case the Company shall, at any time prior to the Expiration Date of the Warrants, and prior to the exercise thereof, offer to the holders of its Common Stock any right to subscribe for additional shares of any class of the Company, then the Company shall give written notice thereof to the registered Holder of this Warrant not less than thirty (30) days prior to the date on which the books of the Company are closed or a record date fixed for the determination of stockholders entitled to such subscription rights. Such notice shall specify the date as to which the books shall be closed or record date be fixed with respect to such offer or subscription, and the right of the registered Holders hereof to participate in such offer or subscription shall terminate if this Warrant shall not be exercised nor converted on before the date of such closing of the books or such record date.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer this _____ day of ________ 1999.

                              Imagenetix, Inc.

                              By
                                    President
ATTEST:

Secretary

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                                   ASSIGNMENT FORM
                (To be executed by the registered Holder to effect a
                           Transfer of the Within Warrant)

For Value Received ____________________________ hereby sells, assigns, and transfer unto

      (Please print or typewrite name and address, including postal zip code of assignee)

this Warrant and the rights represented thereby to purchase Common Stock of Imagenetix, Inc. in accordance with the terms and conditions thereof, and does hereby irrevocable constitute and appoint ________________ attorney to transfer this Warrant on the books of the Company with full power of substitution.

Date: ___________________          Signed _____________________________

                              SUBSCRIPTION FORM
           (To Be Executed by the Registered Holder to Exercise The Rights
              To Purchase Common Stock Evidenced By The Within Warrant)

The undersigned Registered Holder hereby irrevocably subscribes for _____________ shares of the Common Stock of Imagenetix, Inc., pursuant and in accordance with the terms and conditions of the Warrant Certificate attached hereto and hereby makes payment of $ _______________ therefor, and requests that certificate(s) for such shares be issued in the name of the undersigned and be delivered to the address stated below, and if such number of shares shall not be all of the shares purchasable hereunder, that a new Warrant of like tenor for the balance of the remaining shares purchasable hereunder be delivered to the undersigned at the address stated below:

Date: ___________________          Signed _____________________________

SIGNATURE(S) MUST BE GUARANTEED BY A FIRM WHICH IS A MEMBER OF A REGISTERED NATIONAL STOCK EXCHANGE, OR BY A BANK (OTHER THAN A SAVINGS BANK), OR A TRUST COMPANY. THE SIGNATURE TO THE ABOVE SUBSCRIPTION FORM AND, IF APPLICABLE, CONVERSION FORM MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WARRANT. IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER.

                              CONVERSION FORM

     The undersigned registered Holder hereby exercises the Holder's right to convert ______________ of the Warrants evidenced by the Warrant Certificate attached hereto into ______________ shares of Common Stock of Imagenetix, Inc. based upon the fair market value of $ ____________ per share of Common Stock of Imagenetix, Inc. on ______________, as stated in the written confirmation of said fair market value by _______________________, a broker/dealer member of the National Association of Securities Dealers, Inc.

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Date: ___________________          Signed _____________________________

                           Schedule of Warrant "A" Holders



                                         Number of     Warrant
          Name                            Warrants     Certificate No.     Date

     Claudia McAdam                         50,000      A-1                3/29/99
     David N. Nemelka                       75,000      A-3 and A-9        9/22/99
     1st Zamora Corporation                 75,000      A-4                9/22/99
     Greg Pusey                             26,250      A-5                9/22/99
     Barry C. Loder                         11,250      A-6                9/22/99
     Gulfstream 1998 Irrevocable Trust      37,500      A-7                9/22/99
     Great Expectations Family
          Limited Partnership               25,000      A-8                9/22/99
                                           -------
     Total                                 300,000
